UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2012

ViaSat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 9, 2012, ViaSat, Inc. (“ViaSat”) entered into a Fifth Amended and Restated Revolving Loan Agreement (the “Restated Credit Facility”) by and among ViaSat, Union Bank, N.A. (as administrative agent and collateral agent), Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley MUFG Loan Partners, LLC, Wells Fargo Bank, National Association and the other lenders party thereto. The Restated Credit Facility amends and restates in its entirety ViaSat’s Fourth Amended and Restated Revolving Loan Agreement, dated as of July 1, 2009.

The Restated Credit Facility provides for a revolving line of credit of $325.0 million (including up to $50.0 million of letters of credit). Commitments under the revolving line of credit terminate on May 9, 2017. Borrowings under the Restated Credit Facility bear interest, at ViaSat’s option, at either (1) the highest of (a) the Federal Funds rate plus 0.5%, (b) the Eurodollar rate plus 1.0% or (c) the administrative agent’s prime rate as announced from time to time, or (2) the Eurodollar rate plus, in the case of each of (1) and (2), an applicable margin that is based on ViaSat’s total leverage ratio. The Restated Credit Facility is guaranteed by certain of ViaSat’s domestic subsidiaries and is secured by substantially all of ViaSat’s and the subsidiary guarantors’ assets.

The Restated Credit Facility contains financial covenants regarding a maximum total leverage ratio and a minimum interest coverage ratio. In addition, the Restated Credit Facility contains covenants that restrict, among other things, ViaSat’s ability to sell assets, make investments and acquisitions, make capital expenditures, grant liens, pay dividends and make certain other restricted payments. The Restated Credit Facility also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding amounts under the Restated Credit Facility immediately due and payable, and may terminate commitments to make any additional advances thereunder.

Certain of the lenders under the Restated Credit Facility, and their respective affiliates, have performed, and may in the future perform, for ViaSat and its affiliates various commercial banking, investment banking, financial advisory or other services, for which they have received and may in the future receive customary compensation and expense reimbursement.

The description of the Restated Credit Facility contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Credit Facility, which is attached hereto as an exhibit to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Fifth Amended and Restated Revolving Loan Agreement, dated as of May 9, 2012, by and among ViaSat, Inc., Union Bank, N.A. (as administrative agent and collateral agent), Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley MUFG Loan Partners, LLC, Wells Fargo Bank, National Association and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012	ViaSat, Inc.

	By:	/s/ PAUL CASTOR
Paul Castor
Associate General Counsel